                                  EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES
                (millions of dollars except earnings per share)

                                                 Nine Months Ended
                                                   September 30
                                             ------------------------
                                               1997            1996
                                             --------        --------
Primary
 Average Shares Outstanding                      74.5           74.2
 Treasury Method (Average Market Price)
    Stock Options                                -               0.6
    Restricted Stock (RSVP)                      -               0.3
                                              -------         ------

 Primary Average Shares Outstanding              74.5           75.1
                                              =======         ======

 Primary Net Earnings                         $(107.3)        $111.2
                                              =======         ======

 Earnings Per Share**                         $ (1.44)        $ 1.48
                                              =======         ======


Fully Diluted
 Average Shares Outstanding                      74.5           74.2
 Treasury Method (Average Market Price
 or End of Period, whichever is greater):
    Stock Options                                -               0.7
    Restricted Stock (RSVP)                      -               0.3
 Assumed Conversion of Debt                      -               2.2
                                              -------         ------

 Fully Diluted Average Shares Outstanding        74.5           77.4
                                              =======         ======


 Net Earnings                                 $(107.3)        $111.2
 Interest Expense, net of tax                    -               3.4
                                              -------         ------

 Fully Diluted Net Earnings                   $(107.3)        $114.6
                                              =======         ======

 Earnings Per Share                           $ (1.44)        $ 1.48
                                              =======         ======

**The registrants Form 8-K filing dated October 15, 1997 reporting third quarter earnings contains a computation of ($1.42) earnings per share. The correct figure is ($1.44).